Exhibit 10.68
EMPLOYEE NONQUALIFIED STOCK OPTION AWARD AGREEMENT1
The Shaw Group Inc.
2008 Omnibus Incentive Plan
This Nonqualified Stock Option Award Agreement (“Agreement”) dated as of [Insert Grant Date]2 (the “Grant Date”) is entered into between The Shaw Group Inc. (the “Company”) and [Insert Recipient’s Name] (the “Recipient”) pursuant to the The Shaw Group Inc. 2008 Omnibus Incentive Plan (as the same may hereafter be amended, supplemented or otherwise modified, the “Plan”).
THE PARTIES HERETO AGREE AS FOLLOWS:
1. Incorporation of Plan Provisions. The Option evidenced hereby is made under and pursuant to the Plan, a copy of which is available from the Company’s Secretary and incorporated herein by reference, and the Option is subject to all of the provisions thereof. Capitalized terms used herein without definition shall have the same meanings given such terms in the Plan. The Recipient represents and warrants that he or she has read the Plan and is fully familiar with all the terms and conditions of the Plan and agrees to be bound thereby.
2. Grant of Option. In consideration of the services performed and to be performed by the Recipient, the Company hereby grants to the Recipient an option (the “Option”) under the Plan to purchase a total of [Insert # Options] shares of the Company’s no par value common stock (the “Shares”), subject to the following terms and conditions:
(a) The Option is a nonqualified stock option or NQSO (as defined in the Plan) that is not intended to be governed by Section 422 of the Internal Revenue Code, as amended (the “Code”).
(b) The Exercise Price of the Option is [Insert $ Price]3 per Share.
3. Exercise of Option.
(a) Subject to earlier expiration and forfeiture of the Option as set forth below and in the Plan, the Option shall vest and become exercisable as set forth in the following schedule and may be exercised at any time and from time to time thereafter.

On or after each of the following dates	Number of Shares that may be
(each a “Vesting Date”)	Purchased
[Insert 1st Vesting Date]	[# of shares]

[Insert 2nd Vesting Date]	[# of shares]

[Insert 3rd Vesting Date]	[# of shares]

[Insert 4th Vesting Date]	[# of shares]

1	This form is for all employees other than Section 16 Officers.

2	The date on which the Option evidenced hereby was granted.

3	The Fair Market Value per share on the Grant Date.

(b) Notwithstanding anything to the contrary in this Agreement or in the Plan, the vesting period for the Option under this Agreement shall immediately accelerate upon Recipient’s death or Disability, and in the event of death of the Recipient the Option shall be immediately exercisable in full by the Recipient’s legal representative(s).
(c) Except as otherwise set forth herein, the unvested portion of the Option shall be entirely forfeited by the Recipient in the event that prior to vesting the Recipient breaches any terms or conditions of the Plan, the Recipient resigns from the Company, the Recipient’s employment with the Company is terminated for reasons other than death or Disability of the Recipient, or any condition(s) imposed upon vesting are not met.
(d) Notwithstanding any other provision of this Agreement or the Plan, the Option may not be exercised unless, at the date of exercise, (i) a registration statement under the Securities Act of 1933, as amended, relating to the Shares covered by the Option shall be in effect or (ii) an exemption from registration is applicable to the Shares in the opinion of counsel for the Company.
4. Termination of Option. Except as otherwise provided herein, the Option shall terminate upon the earlier to occur of:
(a) the expiration of 10 years from the Grant Date; and
(b) three months after termination of employment of the Recipient, unless employment is terminated (i) as a result of death or Disability of the Recipient, in which case the right of the Recipient or his or her representative to purchase Shares hereunder shall expire as of the first anniversary following such termination, or (ii) for reasons other than death or Disability, in which case the Option shall immediately terminate and no longer be exercisable.
In no case shall the Option continue to vest during the limited period of exercisability following the Recipient’s termination of employment provided for in (b)(i) above. During such period, the Option may only be exercised with respect to the number of Shares for which it was exercisable at the time of such termination of employment.
5. Rights Prior to Exercise of Option. The Recipient shall have no rights as a stockholder with respect to the Shares subject to the Option until the exercise of his or her rights hereunder and the issuance and delivery to Recipient of a certificate or certificates evidencing such Shares.
6. Miscellaneous.
(a) No Representations or Warranties. Neither the Company nor the Committee nor any of their representatives or agents has made any representations or warranties to the Recipient with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Recipient is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of such tax or other consequences.
(b) Employment. Nothing in this Agreement nor in the Plan nor in the granting of the Option shall confer on the Recipient any right to or guarantee of continued employment with the Company or any of its Affiliates or in any way limit the right of the Company or any of its Affiliates to terminate the employment of the Recipient at any time.

(c) Investment. The Recipient hereby agrees and represents that the Option and any purchase of the Shares under the Option is for the Recipient’s own account for investment purposes only and not with a view of resale or distribution unless such Shares acquired pursuant to the Option are registered under the Securities Act of 1933, as amended.
(d) Stock Issuance. The exercise by the Recipient of the Option granted herein will not become final nor will Shares be issued pursuant thereto unless such exercise fully complies with the requirements of the Plan and all applicable Federal, state and local laws.
(e) Necessary Acts. The Recipient and the Company hereby agree to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.
(f) No Transfer. The Option may not be assigned, encumbered or transferred, except by will or the laws of descent and distribution in the event of death of the Recipient or pursuant to a qualified domestic relations order pursuant to the Code or the Employee Retirement Security Act of 1974, as amended.
(g) Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.
(h) Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Recipient shall not operate or be construed as a waiver of any subsequent breach by the Recipient.
(i) Binding Effect; Applicable Law. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Recipient and any heir, legatee, legal representative or other permitted assignee of the Recipient. This Agreement shall be interpreted under, governed by and construed in accordance with the laws of the State of Louisiana.
(j) Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding.
(k) Amendment. This Agreement may be amended by written agreement of the Recipient and the Company, without the consent of any other person.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective as of the date first above written.

COMPANY:

THE SHAW GROUP INC.

/s/ Dirk J. Wild

Dirk J. Wild
Senior Vice President and
Chief Human Resources Officer

RECIPIENT:

[Insert Recipient’s Name]